EXHIBIT 99.1

LTX-Credence Announces First Quarter Results

MILPITAS, Calif., Dec. 1, 2009 (GLOBE NEWSWIRE) -- LTX-Credence Corporation (Nasdaq:LTXC), a global provider of focused, cost-optimized ATE solutions, today announced financial results for its first fiscal quarter ended October 31, 2009.

Sales for the quarter were $41,850,000. Net loss for the quarter was $(3,194,000), or $(0.02) per share on a GAAP basis. Excluding the net impact of special items totaling $(436,000), and amortization of purchased intangible assets of $2,664,000, the net loss for the quarter was $(966,000), or $(0.01) per share on a non-GAAP basis.

Dave Tacelli, chief executive officer and president, commented, "With each passing month we gain confidence that the next up cycle in our industry has begun, as shown by our recent revenue growth and our revenue guidance for our second fiscal quarter. We expect certain markets to remain key growth engines such as RF/wireless, digital consumer and analog. Additionally, recent product introductions like the Diamond IMA and the DCTM are expanding our addressable market in segments such as microcontrollers and high precision converters. We achieved positive EBITDA of approximately 10% of revenue in the first fiscal quarter, and we are now expecting a return to profitability in our second fiscal quarter."

Second Quarter Fiscal 2010 Outlook

For the quarter ending January 31, 2009, revenue is expected to be in the range of $45 million to $48 million, a sequential increase of approximately 8% to 15% from the 2010 first fiscal quarter. The non-GAAP net income is expected to be in the range of $0.00 to $0.02 per share, assuming 128.5 million shares outstanding. The non-GAAP net income guidance excludes amortization of purchased intangible assets of $2.7 million.

The Company will conduct a conference call today, December 1, 2009, at 4:30 PM EST to discuss this release. The conference call may be accessed via telephone by dialing 866.713.8310, passcode 67068878. The conference call will also be simulcast via the LTX-Credence web site (www.ltxc.com). Audio replays of the call can be heard through December 31, 2009 via telephone by dialing 888.286.8010, pass code 45656196 or by visiting our web site at www.ltxc.com.

Information About Non-GAAP Measures

Due to the merger, LTX-Credence will supplement its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net loss for the quarter ended October 31, 2009 excludes the amortization of purchased intangible assets and other special items. Management finds the non-GAAP information to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information would be useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Statements in this release regarding guidance for LTX-Credence's second fiscal quarter, including the financial guidance on revenue, financial operating results including net income or loss, and earnings or loss per share, continued customer adoption of recent product introductions, product developments, potential customer expansion and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those stated or implied, including but not limited to: uncertain global economic and industry conditions, the duration and severity of the current economic climate, fluctuations in business and consumer spending; fluctuations in our sales and operating results; risks related to the timely development of new products, options and software applications, as well as the other risks described in our filings with the U.S. Securities and Exchange Commission, including those included under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended July 31, 2009. LTX-Credence disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About LTX-Credence Corporation

LTX-Credence is a global provider of focused, cost-optimized ATE solutions designed to enable customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at www.ltxc.com.

LTX-Credence and LTXC are trademarks of LTX-Credence Corporation.

All other trademarks are the property of their respective owners.

 LTX-Credence Corporation
 Consolidated Balance Sheets
 (in thousands)
 (unaudited)

                                               October 31,  July 31,
                                                  2009       2009
                  ASSETS
 Current assets
 --------------
 Cash and cash equivalents                      $ 76,776   $ 86,488
 Marketable securities                             1,948      9,152
 Accounts receivable - trade, net                 24,215     23,578
 Accounts receivable - other, net                  1,315      1,374
 Inventories, net                                 34,624     35,339
 Prepaid expenses and other current assets        10,548     12,163
                                                --------   --------
   Total current assets                          149,426    168,094
                                                --------   --------

 Property and equipment, net                      35,167     38,301
 Intangible assets, net                           20,269     22,933
 Goodwill                                         43,030     43,030
 Other assets                                      1,726      2,811
                                                --------   --------
     Total assets                               $249,618   $275,169
                                                ========   ========

       LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities
 -------------------
 Current portion of long-term debt              $ 40,881   $ 53,120
 Accounts payable                                 14,323     18,551
 Other accrued expenses                           36,901     41,827
 Deferred revenues and customer advances           6,291      7,373
                                                --------   --------
 Total current liabilities                        98,396    120,871
                                                --------   --------

 Long-term debt, net of current portion           30,846     32,610
 Other long-term liabilities                      16,342     16,284
 Stockholder's equity                            104,034    105,404
                                                --------   --------
  Total liabilities and stockholders' equity    $249,618   $275,169
                                                ========   ========

 LTX-Credence Corporation
 Consolidated Statements of Operations
 (in thousands, except earnings per share data)
 (unaudited)

                                                Three Months Ended
                                                   October 31,
                                                 2009       2008
                                               ---------  ---------

 Net sales                                     $  41,850  $  47,133
 Cost of sales                                    21,644     26,326
 Inventory-related provision                          --     13,682
                                               --------------------
 Gross profit                                     20,206      7,125

 Engineering and product development expenses     11,841     18,559
 Selling, general, and administrative expenses     8,641     16,290
 Impairment of property and equipment
  and consignments                                    --      5,020
 Amortization of purchased intangible assets       2,664      2,964
 Acquired in-process research and development         --      6,200
 Restructuring                                       423      3,863
                                               --------------------
 Loss from operations                             (3,363)   (45,771)

 Other income, net                                   216        994
                                               --------------------
 Loss before provision for income taxes           (3,147)   (44,777)
 Provision for income taxes                           47        573
                                               --------------------
 Net loss                                      $  (3,194) $ (45,350)
                                               ====================

 Net loss per share:

 Basic                                         $   (0.02) $   (0.42)
 Diluted                                       $   (0.02) $   (0.42)

 Weighted average shares outstanding:

 Basic                                           127,843    106,936
 Diluted                                         127,843    106,936

 LTX-Credence Corporation
 Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
 (In thousands, except per share amounts)
 (unaudited)

                                 Three                Three
                                Months               Months
                                 Ended    Earnings    Ended   Earnings
                                Oct. 31,     Per     Oct. 31,    Per
                                  2009      Share     2008      Share

 GAAP net loss                  $ (3,194) $  (0.02) $(45,350) $  (0.42)
 Inventory-related
  provision                           --        --    13,682      0.13
 Impairment of property
  and equipment
  and consignments                    --        --     5,020      0.05
 Amortization of purchased
  intangible assets                2,664      0.02     2,964      0.02
 Acquired in-process
  research and development            --        --     6,200      0.06
 Restructuring                       423        --     3,863      0.03
 Gain on extinguishment of
  debt and liquidation of
  investment trust                  (859)    (0.01)     (263)       --

                                --------------------------------------
 Non-GAAP net loss              $   (966) $  (0.01) $(13,884) $  (0.13)
                                ======================================

 Weighted average
  outstanding shares                       127,843             106,936
                                          --------            --------

CONTACT:  LTX-Credence Corporation
          Rich Yerganian
          781.467.5063
          rich_yerganian@ltxc.com
          www.ltxc.com